EXHIBIT 99.1

Press Release

For Immediate Release

Company contact: William M. Crawford, Investor Relations, 303-293-9100

Bill Barrett Corporation Invites You to Listen to a Webcast of its Investor Day

on February 5, 2007 and its Year-End 2006 Results Conference Call on

February 27, 2007

DENVER – February 1, 2007 – Bill Barrett Corporation (NYSE: BBG) announces two upcoming investor events.

Investor Day Webcast

The Company invites you to listen to a webcast of its Investor Day on Monday, February 5, 2007, which is scheduled for 1:30 p.m. EST (12:30 p.m. CST, 11:30 a.m. MST). The webcast and presentation slides may be accessed at www.billbarrettcorp.com by clicking on the link entitled “Webcasts.”

Earnings Release Conference Call

The Company plans to release its fourth quarter and full year 2006 financial and operating results before the market opens on Tuesday, February 27, 2007. A conference call to discuss these results is scheduled for 12:30 p.m. EST (11:30 a.m. CST, 10:30 a.m. MST) on Tuesday, February 27, 2007. The conference call details are:

Call-in Number:	800-344-0624 US/Canada
706-643-1890 International
Passcode:	7406149

Access to a live Internet broadcast will be available at www.billbarrettcorp.com by clicking on the link entitled “Webcasts.”

A webcast archive will be made available approximately one hour after the conference call. The web archive can be accessed at www.billbarrettcorp.com.

A telephonic replay also will be available approximately two hours after the call on Tuesday, February 27, 2007 and will continue to be available through Thursday, March 1, 2007. You may access this replay at:

Replay Number:	800-642-1687 US/Canada
706-645-9291 International
Passcode:	7406149

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in projects in nine basins and the overthrust belt in the U.S. Rocky Mountains. The Company trades publicly under the symbol BBG on the New York Stock Exchange. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

Forward-Looking Statements and Cautionary Statements

This press release contains, and certain statements in the presentation on February 5, 2007 and earnings conference call on February 27, 2007 will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, transportation, processing, market conditions, oil and gas price and differential volatility, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects, the ability to receive drilling and other permits, surface access, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Form 10-K for the year ended December 31, 2005 and its 10-Q for the quarter ended September 30, 2006, filed with the SEC (www.sec.gov).

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